Exhibit 99.1

Cable ONE to Acquire Fidelity Communications

Transaction extends Company’s footprint in non-urban markets

April 1, 2019 – Phoenix, AZ – Cable One, Inc. (NYSE: CABO) (the “Company” or “Cable ONE”) today announced it has entered into a definitive agreement with Fidelity Communications Co. to acquire Fidelity’s data, video and voice business and certain related assets (collectively, “Fidelity”) for $525.9 million in cash, subject to customary post-closing adjustments.

Fidelity Communications Co. is a family-owned cable operator that has been providing residential and business services to customers throughout greater Arkansas, Illinois, Louisiana, Missouri, Oklahoma and Texas for nearly 80 years. Fidelity’s network passes approximately 190,000 homes and it has approximately 114,000 residential primary service units (“PSUs”) and 20,000 business PSUs. Fidelity is headquartered in Sullivan, Missouri.

“We are thrilled to welcome Fidelity associates and customers to the Cable ONE family,” said Julie Laulis, President and CEO of Cable ONE.  “Fidelity is a fantastic geographical, cultural and business fit. Its operating philosophy and customer-centric focus are similar to our own. That, coupled with future growth opportunities within or near our existing footprint, make this an exciting acquisition.”

Fidelity has upgraded systems and a high-capacity plant, including more than 5,100 network plant miles and over 1,600 fiber route miles, capable of delivering top-tier speeds and services. More than 50 percent of Fidelity’s revenues are derived from residential high-speed data and business services.

“For nearly 80 years, Fidelity has provided a superior customer experience and innovative technologies to residential and business customers in our markets, and I am incredibly proud of our employees and all that we have accomplished together,” said John Colbert, President of Fidelity Communications Co. “We are excited to join an organization that shares our values of community, collaboration and excellence. Cable ONE is an exceptional business with dedicated and passionate associates and a strong commitment to the communities they serve. We look forward to working with the Cable ONE team as we bring our two companies together.”

Financial Information

Fidelity generated an estimated $45 million in last quarter annualized (“LQA”) Adjusted EBITDA for the fourth quarter of 2018.  Cable ONE expects to realize $15 million in estimated annual run-rate cost synergies within three years of closing the transaction.  The acquisition is also expected to provide estimated tax benefits of approximately $87 million on a present value basis.

The purchase price of $525.9 million represents multiples of Fidelity’s estimated LQA Adjusted EBITDA for the fourth quarter of 2018 of:

•	11.7x before taking into account estimated run-rate cost synergies and the present value of anticipated tax benefits;

•	8.8x after assuming the immediate realization in full of $15 million in estimated run-rate cost synergies but before adjusting for the present value of anticipated tax benefits; and

•	7.3x after adjusting for the present value of anticipated tax benefits and assuming the immediate realization in full of $15 million in estimated run-rate cost synergies.

Fidelity’s LQA net income for the fourth quarter of 2018 was approximately $6 million. Fidelity’s estimated LQA fourth quarter 2018 results are preliminary and actual results may differ from those provided herein due to the completion of review by Fidelity Communications Co.’s independent auditor, application of final adjustments and other developments. The financial results for Fidelity in this press release have been derived from unaudited financial information prepared by Fidelity Communications Co., without adjustment to conform to the accounting policies and methodologies used by Cable ONE. The accounting policies and methodologies used by Fidelity Communications Co. differ in certain respects from those used by Cable ONE, but Cable ONE does not believe these differences are material. The financial results for Fidelity presented on an LQA basis represent Fidelity’s estimated net income or Adjusted EBITDA for the fourth quarter of 2018 multiplied by four.

Transaction Details

The all-cash transaction is expected to be funded through a combination of cash on hand, revolving credit facility capacity and the proceeds of new indebtedness. The transaction is subject to certain regulatory approvals and other customary closing conditions and is expected to be completed during the fourth quarter of 2019.

Cravath, Swaine & Moore LLP acted as legal advisor to Cable ONE on this transaction.

Additional Information

Cable ONE anticipates providing additional information regarding the acquisition during the Company’s First Quarter 2019 earnings call in May 2019.

Use of Non-GAAP Financial Measure

The Company uses certain measures that are not defined by generally accepted accounting principles in the United States (“GAAP”) to evaluate various aspects of its business. Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income reported in accordance with GAAP. This term, as defined by Cable ONE, may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA is reconciled to net income below.

“Adjusted EBITDA” for Fidelity is defined as net income plus depreciation and amortization, compensation expense retained by Fidelity, gain on sales of fixed assets and other income, net. As such, it eliminates the significant non-cash depreciation and amortization expense that results from the capital-intensive nature of the Company’s and Fidelity’s business as well as other non-cash or special items and is unaffected by the Company’s or Fidelity’s capital structure or investment activities, as applicable. This measure is limited in that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues and the Company’s or Fidelity’s cash cost of financing. These costs are evaluated through other financial measures.

The Company uses Adjusted EBITDA to assess its performance. In addition, Adjusted EBITDA generally correlates to the measure used in the leverage ratio calculations under the Company’s credit facilities and senior unsecured notes to determine compliance with the covenants contained in the credit facilities and the ability to take certain actions under the indenture governing the notes. Adjusted EBITDA is also a significant performance measure used by the Company in its annual incentive compensation program.  Adjusted EBITDA does not take into account cash used for mandatory debt service requirements or other non-discretionary expenditures, and thus does not represent residual funds available for discretionary uses.

The Company believes Adjusted EBITDA is useful to investors in evaluating operating performance.

Adjusted EBITDA and similar measures with similar titles are common measures used by investors, analysts and peers to compare performance in the Company’s industry, although the Company’s measure of Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies.

###

About Cable ONE
Cable One, Inc. (NYSE: CABO) is a leading broadband communications provider serving more than 800,000 residential and business customers in 21 states. Cable ONE provides consumers with a wide array of connectivity and entertainment services, including high-speed internet and advanced Wi-Fi solutions, cable television and phone service. Cable ONE Business provides scalable and cost-effective products for businesses ranging in size from small to mid-market, in addition to enterprise, wholesale and carrier customers.

Contacts:
Trish Niemann	Steven Cochran
Corporate Communications Director	Chief Financial Officer
602-364-6372	602-364-6210

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, financial results and financial condition. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors:

•	uncertainties as to the timing of the acquisition of Fidelity and the risk that the transaction may not be completed in a timely manner or at all;
•
the possibility that any or all of the various conditions to the consummation of the acquisition of Fidelity may not be satisfied or waived, including failure to receive any required regulatory approvals (or any conditions, limitations or restrictions placed in connection with such approvals);

•	risks regarding the failure to obtain the necessary financing to complete the transaction;
•
the effect of the announcement or pendency of the transaction on the Company’s and Fidelity’s ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners;

•	risks related to diverting management’s attention from the Company’s ongoing business operations;
•	uncertainties as to the Company’s ability and the amount of time necessary to realize the expected synergies and other benefits of the transaction;
•	the Company’s ability to integrate Fidelity’s operations into its own;
•	rising levels of competition from historical and new entrants in the Company’s markets;
•	recent and future changes in technology;
•	the Company’s ability to continue to grow its business services products;
•	increases in programming costs and retransmission fees;
•	the Company’s ability to obtain hardware, software and operational support from vendors;
•	the effects of any new significant acquisitions by the Company;
•	risks that the Company’s rebranding may not produce the benefits expected;
•	adverse economic conditions;
•	the integrity and security of the Company’s network and information systems;
•	the impact of possible security breaches and other disruptions, including cyber-attacks;
•	the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
•	the Company’s ability to retain key employees;
•	legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
•	additional regulation of the Company’s video and voice services;
•	the Company’s ability to renew cable system franchises;
•	increases in pole attachment costs;
•	changes in local governmental franchising authority and broadcast carriage regulations;
•	the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
•	the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
•	the Company’s ability to incur future indebtedness;
•	fluctuations in the Company’s stock price;
•	the Company’s ability to continue to pay dividends;
•	dilution from equity awards and potential stock issuances in connection with acquisitions;

•	provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers; and
•	the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to its latest Annual Report on Form 10-K as filed with the SEC.

Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

RECONCILIATION OF NON-GAAP MEASURE

Reconciliation of Fidelity’s Estimated Fourth Quarter 2018 LQA Net Income to Estimated Fourth Quarter 2018 LQA Adjusted EBITDA
(Unaudited)

(dollars in millions)
Net income		$6

Plus:	Depreciation and amortization	31
	Retained compensation expense (1)	10
	Gain on sales of fixed assets	(1)
	Other income, net	(1)

Adjusted EBITDA		$45

(1) Includes deferred compensation expense, bonuses and severance for executives that will not transfer to the Company as part of the transaction.